               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     TRIARC COMPANIES, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                 [Logo: TRIARC]

                             TRIARC COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

 ------------------------------------------------------------------------------
                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY
 ------------------------------------------------------------------------------

                             TUESDAY, JUNE 3, 2003
                                 AT 12:00 NOON
                  AT THE OFFICES OF BEAR, STEARNS & CO., INC.
                         383 MADISON AVENUE, 2ND FLOOR
                               NEW YORK, NEW YORK

[Logo: TRIARC]

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                                                                  April 25, 2003

Dear Stockholders:

    It is our pleasure to invite you to join us at the 2003 Annual Meeting of Stockholders of Triarc Companies, Inc. which will be held at 12:00 noon, local time, on Tuesday, June 3, 2003, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of eight (8) directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

    The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                     Sincerely,

             NELSON PELTZ                        PETER W. MAY

             NELSON PELTZ                        PETER W. MAY
             Chairman and Chief                  President and Chief
             Executive Officer                   Operating Officer

[Logo: TRIARC]

                             TRIARC COMPANIES, INC.
                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 3, 2003
                             12:00 NOON, LOCAL TIME
                              -------------------
    The 2003 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 3, 2003, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167, for the following purposes:

        (1) to elect eight (8) directors to hold office as specified in the accompanying Proxy Statement;

        (2) to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants; and

        (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on April 14, 2003. All such stockholders of record are invited to attend the Meeting. As a result of heightened security concerns, admission to the Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the Meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

                                          By Order of the Board of Directors


                                          STUART I. ROSEN
                                          STUART I. ROSEN
                                          Secretary

April 25, 2003

----------------------------------------------------------------------------
         YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY
     INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO
     ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
     AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY
     NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.
----------------------------------------------------------------------------

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                              -------------------
                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the 'Board of Directors' or the 'Board') of Triarc Companies, Inc. (the 'Company' or 'Triarc') in connection with the 2003 Annual Meeting of Stockholders of the Company (the 'Meeting'), to be held on Tuesday, June 3, 2003, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about April 28, 2003. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the eight (8) nominees for directors named below and FOR Proposal (2). The Company does not have cumulative voting in the election of directors. Under the Company's By-Laws (the 'By-Laws'), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

    Only holders of the Company's Class A Common Stock, par value $.10 per share (the 'Class A Common Stock'), at the close of business on April 14, 2003, their authorized representatives and guests of the Company will be able to attend the Meeting. As a result of heightened security concerns, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

    Tickets may be issued to others at the discretion of the Company.

VOTING SECURITIES

    All holders of record of the Company's Class A Common Stock, at the close of business on April 14, 2003 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 20,572,095 shares of Class A Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

    Under the General Corporation Law of the State of Delaware (the 'Delaware Law'), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors and the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (2). Under the Delaware Law, an abstention is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors (Proposal (1)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on issues requiring the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting (Proposal (2)) and have the effect of votes in opposition in such tabulations, while broker 'non-votes' are not included in the tabulation of the voting results on such issues and therefore do not have the effect of votes against in such tabulations.

    The Company has been informed that the 5,982,867 shares of Class A Common Stock (constituting approximately 29.1% of the outstanding shares of Class A Common Stock as of April 14, 2003) owned as of the record date by DWG Acquisition Group, L.P., a Delaware limited partnership of which Nelson Peltz and Peter W. May are the sole general partners ('DWG Acquisition'), will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the eight (8) nominees for director named below and FOR Proposal (2).

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    It is recommended that the eight (8) nominees named below be elected as directors of the Company, with each director to hold office until the next Annual Meeting of Stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the eight (8) nominees are presently serving as directors of the Company and were elected directors at the Annual

Meeting of Stockholders held on June 4, 2002 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Nelson Peltz.........................  Mr. Peltz has been a director and the Chairman and Chief
                                         Executive Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition, whose principal
                                         business is ownership of securities of the Company. From
                                         its formation in January 1989 to April 1993, Mr. Peltz was
                                         Chairman and Chief Executive Officer of Trian Group,
                                         Limited Partnership ('Trian'), which provided investment
                                         banking and management services for entities controlled by
                                         Mr. Peltz and Mr. May. From 1983 to December 1988, he was
                                         Chairman and Chief Executive Officer and a director of
                                         Triangle Industries, Inc. ('Triangle'), which, through
                                         wholly-owned subsidiaries, was, at that time, a
                                         manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of
                                         Encore Capital Group, Inc. (formerly MCM Capital Group,
                                         Inc.) since January 2003. Mr. Peltz is the father of
                                         Andrew Peltz, who served as Vice President - Investment
                                         Services of Triarc until March 31, 2003. Mr. Peltz is 60
                                         years of age.
Peter W. May.........................  Mr. May has been a director and the President and Chief
                                         Operating Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition. From its formation in
                                         January 1989 to April 1993, Mr. May was President and
                                         Chief Operating Officer of Trian. He was President and
                                         Chief Operating Officer and a director of Triangle from
                                         1983 until December 1988. Mr. May has also served as a
                                         director of Encore Capital Group, Inc. since February
                                         1998. Mr. May is the father of Jonathan P. May, Senior
                                         Vice President - Corporate Development of Triarc and
                                         Chairman of the Triarc Restaurant Group. Mr. May is 60
                                         years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Hugh L. Carey........................  Mr. Carey has been a director of the Company since June
                                         1994. He was an Executive Vice President of W.R. Grace & Co.
                                         ('Grace') from 1987 to December 31, 1995. From 1993 to
                                         December 1995, he served Grace as director of its
                                         Government Relations Division, and from 1987 until 1993,
                                         he ran Grace's office of environmental policy. Mr. Carey
                                         was the Governor of the State of New York from 1975 until
                                         1983 and a member of Congress from 1960 until 1975. From
                                         1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China
                                         Trust Bank, and Of Counsel to Winston & Strawn, a law
                                         firm. Mr. Carey is 84 years of age.
Clive Chajet.........................  Mr. Chajet has been a director of the Company since June
                                         1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image
                                         management, since January 1997. Prior to that time, Mr.
                                         Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image
                                         management, from 1983 to January 1997. Mr. Chajet is 66
                                         years of age.
Joseph A. Levato.....................  Mr. Levato has been a director of the Company since June
                                         1996. Mr. Levato served as Executive Vice President and
                                         Chief Financial Officer of Triarc and certain of its
                                         subsidiaries from April 1993 to August 1996. Prior to
                                         April 1993, he was Senior Vice President and Chief
                                         Financial Officer of Trian from January 1992 to April
                                         1993. From 1984 to December 1988, he served as Senior Vice
                                         President and Chief Financial Officer of Triangle. Mr.
                                         Levato is 62 years of age.
David E. Schwab II...................  Mr. Schwab has been a director of the Company since October
                                         1994. Mr. Schwab has been a Senior Counsel of Cowan,
                                         Liebowitz & Latman, P.C., a law firm, since January 1,
                                         1998. Prior to that time, he was a partner of Schwab
                                         Goldberg Price & Dannay, a law firm, for more than five
                                         years. Mr. Schwab also serves as Chairman of the Board of
                                         Trustees of Bard College. Mr. Schwab is 71 years of age.
Raymond S. Troubh....................  Mr. Troubh has been a director of the Company since June
                                         1994. He has been a financial consultant since prior to
                                         1989. Mr. Troubh is Chairman of Enron Corp. and a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling,
                                         Inc., General American Investors Company, Gentiva Health
                                         Services, Inc., Hercules Incorporated and WHX Corporation.
                                         He is also a trustee of Petrie Stores Liquidating Trust.
                                         Mr. Troubh is 76 years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Gerald Tsai, Jr......................  Mr. Tsai has been a director of the Company since October
                                         1993. Mr. Tsai is a private investor. From February 1993 to
                                         October 1997, he was Chairman of the Board, President and
                                         Chief Executive Officer of Delta Life Corporation, a life
                                         insurance and annuity company with which Mr. Tsai became
                                         associated in 1992. Mr. Tsai also serves as a director of
                                         Sequa Corporation, Zenith National Insurance Corporation
                                         and United Rentals, Inc. He is an honorary trustee of
                                         Boston University, a trustee of NYU Hospitals Center, New
                                         York University School of Medicine Foundation and the
                                         Norton Museum of Art in Palm Beach, Florida. Mr. Tsai is
                                         74 years of age.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE EIGHT (8) NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

               NAME                  AGE                         POSITIONS
               ----                  ---                         ---------
Nelson Peltz.......................  60    Director; Chairman and Chief Executive Officer
Peter W. May.......................  60    Director; President and Chief Operating Officer
Michael C. Howe....................  50    President and Chief Executive Officer of the Triarc
                                             Restaurant Group
Brian L. Schorr....................  44    Executive Vice President, General Counsel, and
                                             Assistant Secretary
Jonathan P. May....................  36    Senior Vice President - Corporate Development;
                                             Chairman of the Triarc Restaurant Group
Francis T. McCarron................  46    Senior Vice President and Chief Financial Officer
Jarrett B. Posner..................  33    Senior Vice President - Corporate Finance
Stuart I. Rosen....................  43    Senior Vice President and Associate General Counsel,
                                             and Secretary
Fred H. Schaefer...................  58    Senior Vice President and Chief Accounting Officer
Anne A. Tarbell....................  44    Senior Vice President - Corporate Communications and
                                             Investor Relations

    Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz and May, for whom such information has been provided under 'Nominees for Election' above).

    Michael C. Howe has been the President and Chief Executive Officer of Arby's, Inc. ('Arby's'), which does business as the Triarc Restaurant Group, since January 2001. Mr. Howe has also been President and Chief Executive Officer of Sybra, Inc. since December 27, 2002. From July 1999 to January 2001 he served as President and Chief Operating Officer of the Triarc Restaurant Group and certain of its subsidiaries. From February 1997 to July 1999, Mr. Howe was Senior Vice President, Operations of the Triarc Restaurant Group. From August 1995 to February 1997, Mr. Howe was a Regional Vice President for the Southeast Region of the Triarc Restaurant Group. He also served in a variety of positions within the KFC Division of PepsiCo from July 1990 to August 1995 including Vice President, Restaurant Support. Prior to entering the restaurant industry, Mr. Howe was employed for 12 years with Procter & Gamble in a number of different positions within the sales management functions.

    Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

    Jonathan P. May has been Senior Vice President - Corporate Development of Triarc and Chairman of the Triarc Restaurant Group since June 2002. From January 2001 to June 2002, Mr. May served as a Senior Vice President of Triarc and Chairman of the Triarc Restaurant Group. From July 1999 to January 2001 he served as Chief Executive Officer of the Triarc Restaurant Group and certain of its subsidiaries. From 1996 to July 1999, Mr. May was Vice President, Concept Development of the Triarc Restaurant Group. From 1995 to 1996, Mr. May was Vice President, Worldwide Planning of the Triarc Restaurant Group. Mr. May was Director, Corporate Development of the Company from 1993 to 1995. Previously, Mr. May was employed by McKinsey & Co., Inc. from September 1989 to June 1991. Mr. May is the son of Peter W. May.

    Francis T. McCarron has been Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. Prior thereto, he was Senior Vice President - Taxes of Triarc and certain of its subsidiaries since April 1993. Mr. McCarron served as Vice President - Taxes of Trian from its formation in January 1989 to April 1993.

    Jarrett B. Posner has been Senior Vice President - Corporate Finance of Triarc and Senior Vice President of certain of its subsidiaries since
November 16, 2000. Prior thereto, he was Vice President, Corporate Development of Triarc since March 1998. Mr. Posner has held various corporate finance positions at Triarc since May 1993.

    Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since
November 16, 2000. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison since 1985.

    Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

    Anne A. Tarbell has been Senior Vice President - Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director - Investor Relations of ITT Corporation and served as Assistant Director - Investor Relations of ITT Corporation from August 1991 to May 1995.

    The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Six meetings of the full Board of Directors were held during the fiscal year ended December 29, 2002. Each incumbent director who is a nominee for reelection, other than Mr. Tsai, attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2002.

    The Company has standing audit, nominating, and compensation committees whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

    Audit Committee. The Audit Committee is composed of Messrs. Raymond S. Troubh (Chairman), Joseph A. Levato and David E. Schwab II. This committee is charged with the responsibility of assisting the Board of Directors in overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company's internal accounting controls and its annual consolidated financial statements,
(ii) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, (iv) selects the Company's independent certified public accountants and (v) reviews matters brought to its attention within the scope of its duties, including financial, legal or ethical matters relating to conflict of interest transactions. The Audit Committee met seven times during 2002. The formal report of the Audit Committee with respect to fiscal year 2002 begins on page 28 herein.

    Nominating Committee. The Nominating Committee is composed of Messrs. Joseph
A. Levato (Chairman), Hugh L. Carey, David E. Schwab II, and Gerald Tsai, Jr. This committee is charged with the responsibility of considering and recommending individuals to be considered by the Board for membership on the Board of Directors. The Nominating Committee met once during 2002.

    The Nominating Committee will consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock or (y) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

    Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Joseph A. Levato. The Compensation Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company, (ii) taking all actions with respect thereto that are not specifically reserved for the Board of Directors, and (iii) administering the Triarc Companies, Inc. 1997 Equity Participation Plan (the '1997 Plan'), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') and such other salary or compensation plans as the Compensation Committee is designated to administer. The Compensation Committee met four times during 2002.

    The Performance Compensation Subcommittee (the 'Subcommittee' or the 'Performance Committee') of the Compensation Committee is composed of Messrs. Schwab (Chairman) and Chajet. The Subcommittee was established in August 1997 to assume certain functions which were previously the responsibility of the Compensation Committee. The Subcommittee's principal function is to administer the Triarc Companies, Inc. 1993 Equity Participation Plan, as amended (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 2002 Equity Participation Plan (the '2002 Plan'), the 1999 Executive Bonus Plan (the '1999 Executive Bonus Plan' or the '1999 Plan'), and such other salary or compensation plans as the Subcommittee is designated to administer. The Subcommittee met three times in 2002.

COMPENSATION OF DIRECTORS

    Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 1998 and 2002 Plans, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock rather than in cash. See 'Executive Compensation -- Certain Employment Arrangements with Executive Officers' below for certain information relating to compensation of the Company's management directors.

    In addition, pursuant to the 1998 and 2002 Plans, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase an aggregate of 15,000 shares of Class A Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires Triarc's directors, executive officers, and persons who own more than ten percent of Triarc's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish Triarc with copies of all Forms 3, 4 and 5 they file.

    Based solely on Triarc's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5s were required for these persons, Triarc believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2002, except for the inadvertent omission by Messrs. Carey and Tsai to file a report on a timely basis with respect to the receipt of stock options in lieu of meeting fees on four occasions, and Mr. Schwab to file a report on a timely basis with respect to the receipt of stock options in lieu of meeting fees on two occasions, under the new expedited filing requirements of the Sarbanes-Oxley Act of 2002. When the inadvertent omission of the transactions was discovered, Messrs. Carey, Tsai and Schwab promptly filed the appropriate report. Each of Triarc's executive officers was awarded stock options by the Performance Committee on December 18, 2002. However, the executive officers were not notified of such awards and did not receive or execute stock option agreements until February 7, 2003. Appropriate reports were filed by each of such executive officers within two business days of February 7, 2003.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of April 14, 2003 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below (the 'Named Officers') and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                              AMOUNT AND
                  NAME AND ADDRESS OF                         NATURE OF
                   BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP          PERCENT OF CLASS
                   ----------------                      --------------------          ----------------
DWG Acquisition Group, L.P.  ..........................    5,982,867 shares(1)(2)            29.1%
  1201 North Market Street
  Wilmington, DE 19801
Nelson Peltz ..........................................    7,906,850 shares(1)(2)(3)         35.2%
  280 Park Avenue
  New York, NY 10017
Peter W. May ..........................................    7,206,333 shares(1)(2)            33.1%
  280 Park Avenue
  New York, NY 10017
Hugh L. Carey..........................................       58,050 shares                    *
Clive Chajet...........................................       45,800 shares(4)                 *
Joseph A. Levato.......................................       55,000 shares                    *
David E. Schwab II.....................................       47,477 shares                    *
Raymond S. Troubh......................................       58,000 shares                    *
Gerald Tsai, Jr. ......................................       17,546 shares                    *
Brian L. Schorr........................................      151,289 shares(5)                 *
Francis T. McCarron....................................      106,667 shares                    *
Jonathan P. May........................................      142,418 shares                    *
Michael C. Howe........................................      141,834 shares                    *
Directors and Executive Officers as a group
  (16 persons).........................................   10,186,216 shares                  41.4%

---------

*  Less than 1%

(1) The Company is informed that DWG Acquisition has pledged such shares to a financial institution on behalf of Messrs. Peltz and May to secure loans made to them.

(2) Includes 5,982,867 shares held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole partners. On April 23, 2003, DWG Acquisition transferred 383,523 of such shares to Mr. Peltz and 255,682 of such shares to Mr. May in connection with their exercise of options. See footnote (1) to the following chart. The Company is informed that (i) a Peltz family limited partnership has pledged 21,200 shares owned by it to a financial institution to secure loans made to Mr. Peltz and (ii) Mr. May has pledged 9,000 shares owned by him to a financial institution to secure loans made to him.

(3) Includes 23,750 shares owned by a family limited partnership of which Mr. Peltz is a general partner. Mr. Peltz disclaims beneficial ownership of these shares.

(4) Includes 1,300 shares owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(5) Includes 100 shares owned by a minor child of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership.

    The above beneficial ownership table includes options to purchase shares of Class A Common Stock which have vested or will vest within 60 days of April 14, 2003 by the following persons:

                                                                 NUMBER OF SHARES
                  NAME OF BENEFICIAL OWNER                    REPRESENTED BY OPTIONS
                  ------------------------                    ----------------------
Nelson Peltz................................................     1,873,333 shares(1)
Peter W. May................................................     1,176,666 shares(1)
Hugh L. Carey...............................................        38,000 shares
Clive Chajet................................................        38,000 shares
Joseph A. Levato............................................        47,000 shares
David E. Schwab II..........................................        38,000 shares
Raymond S. Troubh...........................................        38,000 shares
Gerald Tsai, Jr. ...........................................        12,000 shares
Brian L. Schorr.............................................       144,999 shares
Francis T. McCarron.........................................       106,667 shares
Jonathan P. May.............................................       141,167 shares
Michael C. Howe.............................................       141,833 shares
Directors and Executive Officers as a group (16 persons)....     4,026,734 shares

---------

(1) Includes 600,000 options for Mr. Peltz and 400,000 options for Mr. May that were exercised on April 23, 2003. Payment of the exercise price for such options was made through the use of shares of Triarc common stock owned by Messrs. Peltz and May. Delivery to Mr. Peltz of 216,477 shares and to Mr. May of 144,318 shares issuable upon such exercise was deferred pursuant to procedures adopted by the Performance Committee. See 'Grant of Equity Based Incentives for 2002' and 'CEO and COO Compensation Arrangements' in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee below.

                              -------------------
    Except for the arrangements relating to the shares described in footnote (1) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE COMPENSATION COMMITTEE AND
                     PERFORMANCE COMPENSATION SUBCOMMITTEE*

    The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the 'Compensation Committee') is responsible for setting policy for compensation of executive officers of the Company, for reviewing and approving compensation programs for the executive officers of the Company (the 'Executive Compensation Program') and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the 'Subcommittee' or the 'Performance Committee') principal function is to administer the 2002 Plan, the 1998 Plan, the 1993 Plan and the 1999 Executive Bonus Plan. Accordingly, the Subcommittee joins the Compensation Committee in this report.

    The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives, with a particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, performance-based cash bonus plans, stock-based compensation plans, deferred compensation plans and discretionary bonuses. To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and assesses the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program. From time to time, the Company retains external compensation consultants to advise it with respect to competitive pay levels and the development and design of compensation plans.

    The Company provides its executive officers with a total compensation package that -- at expected levels of performance -- is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurant and food industries and in investment management and private equity/mergers and acquisitions firms. The Company periodically assesses an executive's competitive level of compensation based on comparable information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by Triarc's executive officers, as well as their individual performance and contribution to the success of the Company.

    The Compensation Committee is aware that companies selected for compensation comparison purposes differ from those used for relative stockholder return comparison purposes in this proxy statement's performance graph. The Compensation Committee believes stockholders' interests are best served by providing compensation necessary to attract needed exceptional executive talent from relevant labor markets and that, in many cases, this talent will be attracted from companies or institutions that are not included in the peer group index in the performance graph set forth below.

    Incentive Compensation Varies With Performance and Other Factors. While the expected value of an executive's total compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time, based on various factors, including:

---------
* This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

     the Company's financial and operating performance;

     the Company's common stock performance;

     the successful completion of acquisitions, dispositions, financings and other significant transactions;

     the return on the Company's investment portfolio;

     the performance of the executive's area of responsibility;

     individual executive performance; and

     the executive's experience in his or her role.

Awards paid under annual and long-term incentive plans to senior operating unit officers are also tied to that business unit's short- and long-term financial performance and strategic accomplishments of the Company.

    The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

    Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation and (iii) the long-term incentive program.

        Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

        Annual Incentive Compensation. During 1999, the Company's stockholders approved the 1999 Executive Bonus Plan which seeks to provide compensation opportunities to eligible executive officers and key employees of the Company and its subsidiaries that are directly related to the financial and operating performance of the Company. During 2002, seven executive officers (including the Chairman and Chief Executive Officer and President and Chief Operating Officer) participated in the 1999 Executive Bonus Plan. The 1999 Executive Bonus Plan provides for two types of bonuses: formula bonus awards and performance goal bonus awards. Formula bonus awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. Performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operating units of the Company) with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. The Subcommittee establishes the performance bonus award targets for each participant eligible for such an award no later than 90 days after the commencement of each 1999 Executive Bonus Plan year. The Subcommittee determines whether the formula based criteria and performance goals were met and, based on such determinations, the actual amount of each formula bonus award and each performance goal bonus award and whether payment of all or a portion of such bonus will be deferred. Performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Executive Bonus Plan year. The Subcommittee may also exercise 'negative discretion' and reduce performance goal bonuses otherwise payable under the objective criteria. Bonus payments under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended ('Code').

        In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amount of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance.

        The Compensation Committee may defer payment of bonuses in accordance with the terms of the Deferral Plan described below.

        The annual cash incentive plan for executive officers of the Triarc Restaurant Group (Arby's), the Company's principal business unit (the 'Annual Plan'), provides competitive annual pay opportunities with amounts payable being linked to the business unit's annual financial performance, and to the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against financial and strategic objectives. Each such executive's individual performance award is related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have a significant portion of their award linked to corporate financial performance, as defined by operating income and other measures.

        Annual Bonus Awards for 2002. All of the annual bonus compensation for 2002 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below), was provided pursuant to the 1999 Executive Bonus Plan and, in the case of Triarc Restaurant Group officers, the Annual Plan and/or the Mid-Term Plan (described below). In 2002, the only significant strategic or financial transaction completed by the Company was the acquisition of Sybra, Inc. ('Sybra') and no special discretionary bonuses were awarded to the Named Officers. In addition, in accordance with the terms of the 1999 Executive Bonus Plan, and notwithstanding the fact that certain specified levels of performance goals had been attained by the Company, the Subcommittee, in consultation with management, exercised 'negative discretion' with respect to 2002 and reduced the performance goal bonus awards that would otherwise have been payable to participating Named Officers. Accordingly, as explained below under 'CEO and COO Compensation Arrangements,' total cash compensation payable to the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer was lower with respect to 2002 and total cash compensation payable with respect to 2002 to the other Named Officers was generally comparable to that paid with respect to 2001.

        In addition, the Compensation Committee reviewed the fiscal 2002 performance of executive corporate officers not participating in the 1999 Executive Bonus Plan and took into account the fact that the only significant strategic or financial transaction completed by the Company in 2002 was the acquisition of Sybra. Accordingly, no special discretionary bonuses were paid to such executive corporate officers with respect to 2002. The annual bonuses payable to such officers primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers generally have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. No specific weighting was assigned to any one factor over others in determining bonuses paid to such executive officers with respect to fiscal 2002. Accordingly, the total cash compensation payable to such officers was generally comparable with respect to 2002 as compared to the prior year.

        Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the 1998 Plan, which provides for the grant of options to purchase shares of Company Stock and restricted stock of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers.

        In addition, executive officers and key employees of the Triarc Restaurant Group participate in a mid-term cash incentive plan (the 'Mid-Term Plan'), which provides for cash awards to participants based on the unit's profit over a three year period. A pool is created based upon the amount by which the unit's actual profit reaches or exceeds a targeted level.

        Grant of Equity-Based Incentives for Fiscal 2002. The Subcommittee approved stock option grants under the 1998 Plan in respect of fiscal 2002 performance to selected corporate and business unit managers because of the services performed by these individuals on behalf of the Company and the Triarc Restaurant Group and the Subcommittee's determination that it was in the best interest of stockholders to provide equity incentives to the Company's management team. Accordingly, in December 2002, the Subcommittee approved stock option grants under the 1998 Plan to selected officers and certain key employees. The option grants to Named Officers under the 1998 Plan are included in the Summary Compensation Table below. Such awards were made after a review of the exercise prices, numbers and dates of their previous option awards and the option awards made to other executive officers of the Company, as well as the total cash compensation paid to such executive officers. In November 2002, the Board of Directors authorized the Performance Committee, in the case of the 1993 Plan and the 1998 Plan, and the Compensation Committee, in the case of the 1997 Plan, to adopt procedures to implement a deferral arrangement whereby the senior officers of the Company and Arby's would have the ability to defer receipt of the shares issuable upon exercise of their stock options.

    CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in 'Certain Employment Arrangements with Executive Officers.' Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Executive Bonus Plan. Pursuant to the 1999 Executive Bonus Plan, Mr. Peltz and Mr. May were awarded approximately $3.6 million and $1.57 million, respectively, in respect of fiscal 2002 (as compared to $7.2 million and $3.35 million, respectively, in respect of fiscal 2001) based on pre-determined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan.

In addition, the Subcommittee exercised 'negative discretion' and significantly reduced the performance goal awards that would otherwise have been payable to the participating Named Officers, including Messrs. Peltz and May. Furthermore, no special discretionary bonuses or deferred bonuses were awarded in respect of fiscal 2002 to Messrs. Peltz and May.

    Messrs. Peltz and May also received grants of options under the 1998 Plan (which are set forth in the Summary Compensation Table). The factors considered in determining the size of the stock option grants to Messrs. Peltz and May were the stock option guidelines established for all participants in the 1998 Plan (see 'Grant of Equity-Based Incentives for Fiscal 2002' above), including Messrs. Peltz's and May's respective performance and contributions to the Company.

    In accordance with the procedures adopted by the Performance Committee, in November 2002, Messrs. Peltz and May elected to defer receipt of the shares issuable to them upon exercise of their stock options that were to expire on April 24, 2003. On April 23, 2003 Messrs. Peltz and May exercised such options and, in connection with such deferral elections, 216,477 shares and 144,318 shares were credited to deferred compensation accounts on the Company's books pending their future delivery to Messrs. Peltz and May, respectively.

    Other Executive Compensation. In addition, the Company provides executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and, in certain cases, tax and financial planning advice, automobile allowances and other transportation related benefits. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and competitive and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the needed executive talents.

    Section 162(m) Considerations. The Company's general policy is to award incentive compensation to Named Officers which is exempt from the deduction limits of Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that is not exempt from Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to be exempt from the deduction limits of Section 162(m) will in fact be so.

The Compensation Committee:               The Performance Compensation Subcommittee:
David E. Schwab II, Chairman              David E. Schwab II, Chairman
Clive Chajet                              Clive Chajet
Joseph A. Levato

INTRODUCTION TO SUMMARY COMPENSATION TABLE

    The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 1998 Equity Participation Plan (the '1998 Plan'), and the 1999 Executive Bonus Plan with respect to the fiscal year ended December 31, 2000, the fiscal year ended December 30, 2001 and the fiscal year ended December 29, 2002 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer and the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2002 (the 'Named Officers'). Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and the other Named Officers is set forth below under 'Certain Employment Arrangements with Executive Officers.' No restricted stock awards were made to any of the Named Officers during fiscal 2000, fiscal 2001 or fiscal 2002.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                 ---------------------------------------------------

                                                                      OTHER ANNUAL
 NAME AND PRINCIPAL POSITION      PERIOD     SALARY($)    BONUS($)    COMPENSATION($)
 ---------------------------      ------     ---------    --------    ---------------
Nelson Peltz .................     2002      1,400,000    3,640,000        706,509(7)
 Chairman and Chief Executive      2001      1,400,000    7,209,000      1,195,262(7)
 Officer of Triarc                 2000      1,400,000    4,016,000(2)     889,839(7)

Peter W. May .................     2002        950,000(4) 1,570,000        660,802(7)
 President and Chief Operating     2001      1,200,000    3,354,000        691,937(7)
 Officer of Triarc                 2000        977,794(4) 1,508,000(2)     512,368(7)

Brian L. Schorr ..............     2002        475,000      525,000        --     (8)
 Executive Vice President and      2001        475,000      525,000        --     (8)
 General Counsel of Triarc         2000        450,417    1,025,000(5)     --     (8)

Francis T. McCarron ..........     2002        350,000      525,000        --     (8)
 Senior Vice President and         2001        294,856      575,000        --     (8)
 Chief Financial Officer of        2000        190,462      655,000(6)     --     (8)
 Triarc

Jonathan P. May ..............     2002        250,000      475,000        --     (8)
 Senior Vice                       2001        247,917      406,250        --     (8)
 President - Corporate             2000        246,635      502,500(6)     --     (8)
 Development of Triarc and
 Chairman of the Triarc
 Restaurant Group

Michael C. Howe ..............     2002        351,250      292,875        --     (8)
 President and Chief Executive     2001        340,000      280,000        --     (8)
 Officer of the Triarc             2000        353,700      290,000(6)     --     (8)
 Restaurant Group

                                             LONG TERM COMPENSATION
                                -------------------------------------------------
                                      AWARDS          PAYOUTS
                                ------------------   ----------
                                    SECURITIES
                                    UNDERLYING          LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION    OPTIONS/SARS(#)(1)   PAYOUTS($)   COMPENSATION($)
 ---------------------------    ------------------   ----------   ---------------
Nelson Peltz .................       350,000            --              12,500(9)
 Chairman and Chief Executive        250,000            --              10,200(9)
 Officer of Triarc                   300,000            --          15,010,200(3)

Peter W. May .................       175,000            --              12,500(9)
 President and Chief Operating       125,000            --              10,200(9)
 Officer of Triarc                   150,000            --           7,510,200(3)

Brian L. Schorr ..............        30,000            --              15,874(10)
 Executive Vice President and         25,000            --              13,574(10)
 General Counsel of Triarc            30,000            --              13,574(10)

Francis T. McCarron ..........        30,000            --              12,500(9)
 Senior Vice President and            40,000            --              10,200(9)
 Chief Financial Officer of           20,000            --              10,200(9)
 Triarc

Jonathan P. May ..............        30,000          137,500           12,500(9)
 Senior Vice                          25,000          206,250           10,200(9)
 President - Corporate                35,000          202,500           10,200(9)
 Development of Triarc and
 Chairman of the Triarc
 Restaurant Group

Michael C. Howe ..............        30,000          292,875           12,500(9)
 President and Chief Executive        25,000          280,000           10,200(9)
 Officer of the Triarc                30,000          255,000           10,200(9)
 Restaurant Group

---------

 (1) All stock option grants were made pursuant to the 1998 Plan.

 (2) Does not include special deferred compensation awarded to Messrs. Peltz and May included under 'All Other Compensation.'

 (3) Includes special deferred compensation of $15.0 million for Mr. Peltz and $7.5 million for Mr. May that was awarded in connection with the completion of certain transactions, payment of which was deferred until January 2004 pursuant to the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. described below. These amounts may be paid prior to January 2004 under certain circumstances. See 'Deferral Plan for Senior Executive Officers of Triarc Companies, Inc.' below. Also includes $10,200 for each of Mr. Peltz and Mr. May representing amounts contributed to a 401(k) plan by Triarc on their behalf.

 (4) Mr. May waived the right to receive $250,000 of his 2002 annual base salary and $222,206 of his 2000 annual base salary.

 (5) Includes special bonuses paid in connection with the completion of certain transactions and payments made pursuant to the 1999 Executive Bonus Plan.

 (6) Includes special bonuses paid in connection with the completion of certain transactions.

 (7) The Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, requires Messrs. Peltz and May to use corporate aircraft for personal as well as business travel and encourages members of their families to use such aircraft when they travel. Includes approximate costs of $594,845, $1,067,559 and $808,606 for fiscal 2002, 2001 and 2000, respectively, for use of such aircraft by Mr.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     Peltz; and $486,937, $542,540 and $439,593 for fiscal 2002, 2001 and 2000, respectively, for use of such aircraft by Mr. May.

 (8) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of 'Salary' and 'Bonus.'

 (9) Represents amounts contributed to a 401(k) plan by Triarc on behalf of the Named Officer.

(10) Includes $12,500, $10,200 and $10,200 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, and $3,374 of other compensation paid by Triarc in an amount equal to premiums for life insurance in each of fiscal 2002, fiscal 2001 and fiscal 2000.

CERTAIN EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2008, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. Mr. May has waived his right to receive $250,000 of his 2003 annual base salary. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without 'cause,' or by the executive for 'good reason' (as each such term is defined in the agreements), or at the executive's option following a 'change of control,' the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay; (ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. 'Change of control' would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any 'person,' as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company's voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company; or (vi) such other events as may be designated by the Board of Directors. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without 'cause' by the Company, by Messrs. Peltz or May for 'good reason,' or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date. In addition, the Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, authorized certain security measures for Messrs. Peltz and May and their immediate family members. The Company provides the security measures for the Company's benefit rather than as a personal benefit or perquisite for these executives. The costs of these services for Mr. Peltz were $225,625 in fiscal 2002, $351,414 in fiscal 2001 and $247,983 in fiscal 2000, and for Mr. May were $50,103 in fiscal 2002, $53,148 in fiscal 2001 and $68,811 in fiscal 2000.

    Brian L. Schorr. Mr. Schorr, the Company's Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2006, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreement provides for an annual base salary of $475,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event employment is terminated by the Company without 'cause,' or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr's behalf to any defined contribution retirement plans during the year preceding termination;
(ii) Mr. Schorr's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreement. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreement also provides that in the event that employment is terminated without 'cause' by the Company, or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and
(i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

    Michael Howe. Mr. Howe, the President and Chief Executive Officer of the Triarc Restaurant Group, is a party to an employment agreement with Arby's, Inc. entered into effective as of August 1, 1999. The agreement, which currently extends through December 31, 2003 (unless otherwise terminated, as provided therein), and provides for automatic successive 18 month extensions unless either Arby's or Mr. Howe gives notice to the other, at least 180 days before an extension is to take effect, that such party does not wish to extend the term. The agreement currently provides for an annual base salary of $355,000, subject to increase, but not decrease from time-to-time. In addition, Mr. Howe is eligible to receive annual incentive bonuses and to participate in Arby's Mid-Term Cash Incentive Plan (described below). In the event that Mr. Howe's employment is terminated by Arby's without 'cause' or by Mr. Howe for certain specified reasons (including following a 'change in control' if certain 'triggering events' occur), the agreement provides that Mr. Howe will be entitled to receive (i) a sum equal to his annual rate of salary in effect as of the effective date of such termination, payable in semi-monthly installments for a period of twelve months after the effective date of such termination and
(ii) commencing twelve months after the effective date of such termination, a sum equal to his annual base rate of salary in effect as of the effective date of such termination payable in semi-monthly installments for a period of twelve months after the effective date of such termination, provided that payments described in clause (ii) will be offset by any compensation earned by Mr. Howe from any new employer during the period in which he receives such semi-monthly payments. In addition, if Arby's delivers a notice that it has determined to terminate the agreement, Arby's is to pay Mr. Howe a sum equal to his annual base rate of salary in effect as of the effective date of such termination, payable in semi-monthly installments for a period of twelve months after the effective date of such termination. In addition, in the event of a termination without cause (or upon termination by Mr. Howe following a change in control if a 'triggering event' occurs) Arby's shall, within 30 days after the effective date of such termination, pay to Mr. Howe a lump sum equal to his annual target incentive and any funds accumulated as part of his Mid-Term Cash Incentive Plan Award. In addition, if Mr. Howe terminates the agreement following a change in control and the occurrence of a triggering event all outstanding stock options granted to Mr. Howe which have not vested as of the date of such termination shall vest as of the effective date of his resignation.

    1999 EXECUTIVE BONUS PLAN

    The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: 'Formula Bonus Awards' and 'Performance Goal Bonus Awards'. Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, P. May, Schorr, McCarron and J. May has, and certain other senior Company executives have, been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2003. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year.

    CASH INCENTIVE PLANS

    The Triarc Restaurant Group has an annual cash incentive plan (the 'Annual Incentive Plan') and a mid-term cash incentive plan (the 'Mid-Term Incentive Plan') for executive officers and key employees, including Messrs. Jonathan May (through 2002) and Michael Howe.

    The Annual Incentive Plan is designed to provide annual incentive awards to participants, with amounts payable being linked to whether the Triarc Restaurant Group has met certain pre-determined financial goals and the performance of the participant during the preceding year. Under the Annual Incentive Plan, participants may receive awards of a specified percentage of their then current base salaries, which percentage varies depending upon the level of seniority and responsibility of the participant. Such percentage is set by the company's management in consultation with management of Triarc. The board of directors of the Triarc Restaurant Group, in consultation with management of Triarc and the Compensation Committee of the Triarc Board of Directors, may elect to adjust awards on a discretionary basis to reflect the relative individual contribution of the executive or key employee, to evaluate the 'quality' of the company's earnings or to take into account external factors that affect performance results. The board of directors of the Triarc Restaurant Group may also decide that multiple performance objectives related to the company's and/or the individual's performance may be appropriate and in such event, such factors would be weighted in order to determine the amount of the annual incentive awards. The Annual Incentive Plan may be amended or terminated at any time.

    Under the Mid-Term Incentive Plan, incentive awards are granted to participants if the Triarc Restaurant Group achieves an agreed upon profit over a three year performance cycle. During each plan year, an amount is accrued for each participant based upon the amount by which the company's profit for such year exceeds a certain minimum return. A new three-year performance cycle begins each year, such that after the third year the annual cash amount paid to participants pursuant to the Mid-Term Incentive Plan should equal the target award if the Triarc Restaurant Group's profit goals have been achieved for the full three-year cycle. Except as may otherwise be set forth in a participant's employment agreement, the board of directors of the Triarc Restaurant Group, together with Triarc's management and the Compensation Committee of Triarc's Board of Directors, may adjust an individual's award, upward or downward, based upon an assessment of the individual's relative contribution to the company's longer-term profit performance. The Mid-Term Incentive Plan may be amended or terminated at any time.

    DISCRETIONARY BONUSES

    From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

    DEFERRAL PLAN FOR SENIOR EXECUTIVE OFFICERS OF TRIARC COMPANIES, INC.

    The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant's 'separation from service' (as defined in the Deferral Plan); and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Internal Revenue Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect to the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. As of April 14, 2003, deferred bonus accounts have been established for Messrs. Peltz and May and the Company has established grantor trusts with a financial institution for the purpose of paying amounts due to Messrs. Peltz and May under the Deferral Plan.

EQUITY PARTICIPATION PLAN INFORMATION

    The following table gives information about our equity participation plans as of December 29, 2002.

                                                                   (A)               (B)                  (C)
                                                                                                       NUMBER OF
                                                                NUMBER OF                              SECURITIES
                                                              SECURITIES TO                            REMAINING
                                                                BE ISSUED                            AVAILABLE FOR
                                                                  UPON        WEIGHTED-AVERAGE      FUTURE ISSUANCE
                                                               EXERCISE OF    EXERCISE PRICE OF       UNDER EQUITY
                                                               OUTSTANDING       OUTSTANDING          COMPENSATION
                                                                OPTIONS,          OPTIONS,          PLANS (EXCLUDING
                                                              WARRANTS AND      WARRANTS AND      SECURITIES REFLECTED
                       PLAN CATEGORY                             RIGHTS            RIGHTS            IN COLUMN (A))
                       -------------                             ------            ------            --------------
Equity compensation plans approved by security holders(1)...    8,957,501          $20.51              5,428,500(2)
Equity compensation plans not approved by security
 holders(3).................................................      303,920          $22.07                      0
                                                                ---------                              ---------
   Total....................................................    9,261,421          $20.56              5,428,500
                                                                ---------                              ---------
                                                                ---------                              ---------

---------

(1) 1993, 1998 and 2002 Equity Participation Plans

(2) Includes securities issuable to directors as fees in lieu of cash

(3) 1997 Equity Participation Plan

    1993 EQUITY PARTICIPATION PLAN

    The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights ('SARs'), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees ('Fees') that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As of April 14, 2003, options to acquire a total of 5,392,835 shares of Class A Common Stock were outstanding under the 1993 Plan. The plan is administered by the Performance Committee.

    1998 EQUITY PARTICIPATION PLAN

    The 1998 Plan was approved by the Board of Directors on March 10, 1998 and was approved by the Company's stockholders on May 6, 1998. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. Subject to certain antidilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock may be granted as restricted shares or to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. In addition, the maximum number of shares of Class A Common Stock that may be granted to any individual in a calendar year is 1,000,000 shares. As of April 14, 2003, options to acquire 3,398,901 shares of Class A Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee. The term during which awards may be granted under the 1998 Plan will expire on April 30, 2003.

    2002 EQUITY PARTICIPATION PLAN

    The 2002 Equity Participation Plan (the '2002 Plan') was approved by the Board of Directors on April 25, 2002 and was approved by the Company's stockholders on June 4, 2002. The 2002 Plan provides for the granting of stock options, SARs and restricted stock to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan also provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their Fees, in shares of Class A Common Stock. Subject to certain anti-dilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock may be granted as restricted shares or to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 2002 Plan. In addition, the maximum number of shares of Class A Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 1,000,000 shares. The 2002 Plan replaces the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expires on April 30, 2003. As of April 14, 2002, no awards had been made under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

    1997 EQUITY PARTICIPATION PLAN

    The 1997 Equity Participation Plan (the '1997 Plan') was approved by the Executive Committee of the Board of Directors on December 11, 1997 and provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who were not 'directors,' 'executive officers' or 'officers' of Triarc. A maximum of 500,000 shares of Class A Common Stock were authorized to be issued under the 1997 Plan. As of April 14, 2003, options to acquire 284,253 shares of Class A Common Stock were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee. The term during which options may be granted under the 1997 Plan expired on December 11, 2002.

    OPTIONS GRANTED IN FISCAL 2002

    The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the Named Officers in the fiscal year ended December 29, 2002. No SARs were granted to any of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                   GRANT DATE
                                                                   INDIVIDUAL GRANTS                                 VALUE
                                                    -----------------------------------------------                ----------
                                                    NUMBER OF        % OF TOTAL
                                                    SECURITIES        OPTIONS         EXERCISE
                                                    UNDERLYING       GRANTED TO        OR BASE                     GRANT DATE
                                                    OPTIONS/SARS     EMPLOYEES IN       PRICE         EXPIRATION    PRESENT
                     NAME                           GRANTED(#)(1)    FISCAL YEAR(2)   ($ PER SHARE)        DATE     VALUE(3)
--------------------------------------------------     -------           -----           ------        --------    ----------
Nelson Peltz......................................     350,000           33.95%          $26.93        12/18/12    $2,870,400
Peter W. May......................................     175,000           16.97%          $26.93        12/18/12    $1,435,200
Brian L. Schorr...................................      30,000            2.91%          $26.93        12/18/12    $  246,000
Francis T. McCarron...............................      30,000            2.91%          $26.93        12/18/12    $  246,000
Jonathan P. May...................................      30,000            2.91%          $26.93        12/18/12    $  246,000
Michael C. Howe...................................      30,000            2.91%          $26.93        12/18/12    $  246,000

---------

(1) All options granted to Named Officers during fiscal 2002 were granted under the 1998 Plan. One third of the options granted under the 1998 Plan will vest on each of the first, second and third anniversaries of the date of grant and the options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant. The option agreements evidencing options to purchase shares of Class A Common Stock awarded to directors of Triarc, the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and all officers of Triarc at the level of Senior Vice President or above provide that the options may be transferred by the optionee pursuant to a domestic relations order or to certain permitted transferees and provide that the Named Officer may, on certain terms and conditions, defer receipt of the shares underlying the options upon exercise of the options.

(2) The percentages are based on the aggregate number of options granted in fiscal 2002 to purchase Class A Common Stock.

(3) These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used to calculate the present value of the option grants with respect to Class A Common Stock:

      (a) assumed option term of seven years;

      (b) stock price volatility factor of .185;

      (c) annual discount rate of 3.65%; and

      (d) no dividend payment.

   The Black-Scholes option pricing model has limitations on its effectiveness including that it was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable and that the model requires the use of highly subjective assumptions including expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of the Company, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

   These estimated option values, including the underlying assumptions used in calculating them, constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 (the 'Reform Act') and involve risks, uncertainties and other factors which may cause the actual value of the options to be materially different from those expressed or implied herein. For those statements, Triarc claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.

    OPTION VALUES AT END OF FISCAL 2002

    The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2002, as well as the value as of December 29, 2002 of unexercised in-the-money options to purchase shares of Class A Common Stock granted to the Named Officers and outstanding as of the end of fiscal 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES              VALUE OF
                                                                                UNDERLYING             UNEXERCISED
                                                                                UNEXERCISED           IN-THE-MONEY
                                                                                  OPTIONS                OPTIONS
                                                                                 AT FISCAL              AT FISCAL
                                                  SHARES                         YEAR-END               YEAR-END
                                                 ACQUIRED                         2002(#)              2002($)(1)
                                                    ON           VALUE         EXERCISABLE/           EXERCISABLE/
                     NAME                        EXERCISE     REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
                     ----                        --------     -----------      -------------          -------------
Nelson Peltz..................................      -0-           -0-       1,873,333/2,251,667   16,509,708/10,560,792
Peter W. May..................................      -0-           -0-       1,176,666/1,398,334   10,780,166/6,976,710
Brian L. Schorr...............................      -0-           -0-         144,999/56,667         787,202/38,292
Francis T. McCarron...........................      -0-           -0-         106,667/63,333         590,063/52,750
Jonathan P. May...............................      -0-           -0-         148,667/58,333         993,005/39,812
Michael C. Howe...............................      -0-           -0-         141,833/56,667         912,564/38,292

---------

(1) On December 27, 2002 (the last trading day during fiscal 2002), the closing price of Class A Common Stock on the New York Stock Exchange was $26.35 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table shows specified information with respect to the award made during fiscal 2002 to Michael C. Howe under the Mid-Term Incentive Plan. No other Named Officer received an award in 2002 under the Mid-Term Incentive Plan. For additional information regarding the Mid-Term Incentive Plan, see ' -- Cash Incentive Plans' above.

                                                   PERFORMANCE OF   ESTIMATED FUTURE PAYOUTS UNDER
                                                    OTHER PERIOD    NON-STOCK PRICE BASED PLANS(1)
                                                       UNTIL        -------------------------------
                                                   MATURATION OR    THRESHOLD    TARGET    MAXIMUM
                      NAME                             PAYOUT       ($ OR #)    ($ OR #)   ($ OR #)
                      ----                             ------       --------    --------   --------
Michael C. Howe..................................      2002-2004       -0-      $266,250   $399,375

                                                         (footnote on next page)

(footnote from previous page)

(1) Awards were made in fiscal 2002 under the Mid-Term Incentive Plan to participants (including Mr. Howe) approved by the Board of Directors of the Triarc Restaurant Group with respect to the three-year performance period 2002-2004. Each participant's target incentive is set at a percentage of his or her annual base salary and is based on meeting certain operating profit targets over the three year performance cycle. Pursuant to Mr. Howe's employment agreement, his target incentive was set at 75% of his annual base salary. No amount will be payable if the Triarc Restaurant Group's operating profits are less than 80% of the specified performance objective for the three year cycle. If a participant is terminated without cause, such participant will be entitled to amounts accrued under the plan as of the date of termination. If a participant is not employed by the Triarc Restaurant Group on the last day of the three year performance cycle for reasons other than death, an approved absence or certain transfers, the participant is not entitled to any incentive compensation under the plan unless the Board of Directors of the Triarc Restaurant Group determines otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

                            AUDIT COMMITTEE REPORT*

    In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange). The Company's management is responsible for the financial reporting process and for preparing the Company's financial statements and the Company's outside auditors are responsible for performing an independent audit of such financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

    In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 29, 2002 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, 'Communication with Audit Committees,' as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the Company's financial statements.

    The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche's independence consistent with Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche's independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte & Touche's independence.

    Based on the above-mentioned review and discussions with management and Deloitte & Touche, and subject to the limitations on the role of the Audit Committee and the Audit Committee's responsibility described above and in the Audit Committee's written charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

The Audit Committee:

Raymond S. Troubh (Chairman)
Joseph A. Levato
David E. Schwab II

---------
* This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

STOCK PRICE PERFORMANCE GRAPH(*)

                             TRIARC COMPANIES, INC.
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN:
              TRIARC VS. S&P 500 INDEX AND S&P SMALL CAP 600 INDEX

    The following graph compares the cumulative five year total return of Triarc's Class A Common Stock with the S&P 500 Index and the S&P Small Cap 600 Index (the 'Peer Group'). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company's performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders' returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.


                                    [PERFORMANCE GRAPH]

                           Dec97    Dec98    Dec99    Dec00     Dec01     Dec02
TRIARC COS INC-CL A         100       58       67       89        89       96

S&P 500 INDEX               100      129      156      141       125       97

S&P SMALLCAP 600 INDEX      100       99      111      124       132      113


---------

(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently owns approximately 7.2% of the outstanding common stock of Encore Capital Group, Inc. (formerly known as MCM Capital Group, Inc.) ('Encore'). Encore is a financial services company specializing in the collection, restructuring, resale and securitization of receivable portfolios acquired at deep discounts. On January 12, 2000 the Company entered into a guaranty (the 'Note Guaranty') of $10,000,000 principal amount of senior notes maturing 2007 (the 'Encore Notes') issued by Encore to a major financial institution in consideration of a fee of $200,000 and warrants to purchase 100,000 shares of Encore common stock at $.01 per share with an estimated fair value on the date of grant of $305,000. At April 25, 2003, the $10,000,000 guaranteed amount has been reduced to $6,698,000 and will be further reduced by
(i) any repayments of the Encore Notes, (ii) any purchases of the Encore Notes by the Company and (iii) the amount of certain investment banking or financial advisory services fees paid to the financial institution or its affiliates or, under certain circumstances, other financial institutions by the Company, Encore or another significant stockholder of Encore or any of their affiliates. Certain officers of the Company, including entities controlled by them and immediate family members, collectively own 17.2% of the outstanding common stock of Encore as of April 1, 2003. These officers are not parties to the Note Guaranty. In addition to the Note Guaranty, the Company and certain other stockholders of Encore, including certain of the officers of the Company referred to above, on a joint and several basis, entered into guaranties (the 'Bank Guaranties') and certain related agreements to guarantee up to $15,000,000 (reduced to $5,000,000 in April 2003) of revolving credit borrowings of a subsidiary of Encore. In April 2003, the maximum amount available under the revolving credit agreement was reduced from $15,000,000 to $5,000,000 and the maturity date for any outstanding borrowings was extended until April 15, 2004. The Company would be responsible for approximately $610,000, assuming the full $5,000,000 was borrowed and all of the parties other than the Company to the Bank Guaranties and the related agreements fully perform thereunder.

    On October 31, 2000 the Company, certain of the Company's officers who invested in Encore and certain other stockholders of Encore, through a then newly formed limited liability company, CTW Funding, LLC ('CTW'), entered into an agreement, as amended, to make available to Encore a $2,000,000 revolving credit facility (the 'Encore Revolver') through December 31, 2001 for working capital requirements. The Company owned an 8.7% interest in CTW and, had any borrowings under the Encore Revolver occurred, all members of CTW would have been required to fund such borrowings in accordance with their percentage ownership interests. In return, CTW received warrants to purchase a total of 250,000 shares of Encore common stock at $.01 per share with an aggregate estimated fair value on the dates of the grant of $108,000. The Encore Revolver expired on December 31, 2001, without any borrowings being made thereunder. During 2002, CTW exercised the warrants and was then liquidated, resulting in the Company and the other members of CTW receiving their proportionate shares of the Encore Common Stock underlying the Encore warrants held by CTW.

    During 2002, the Company, entities affiliated with Messrs. Peltz, Peter May and Jon May, certain other officers of the Company, including Messrs. Schorr and Rosen, and other significant stockholders of Encore invested in newly issued convertible preferred stock of Encore (the 'Encore Preferred Stock'). The Company invested $873,000, affiliates of Mr. Peltz invested approximately $936,000, an affiliate of Mr. Peter May invested approximately $210,000 and an affiliate of both Messrs. Peter May and Jonathan May invested approximately $210,000, of the aggregate $5,000,000 of Encore Preferred Stock issued. The $5,000,000 of Encore Preferred Stock issued is convertible into an aggregate of 10,000,000 shares of Encore common stock. If all of the Encore Preferred Stock were converted, the ownership of the Company and the present officers of the Company in Encore's Common Stock would increase to 13.1% and 23.7%, respectively.

    In October 2002, the Company made a restricted stock award of 90,000 shares of Encore Common Stock owned by it to an officer of the Company, other than one of the Company's executive officers, who began serving on Encore's board of directors. Such award reduced the Company's ownership of Encore Common Stock by 1.2% to 7.2%. The award vests over a three year period from the date of grant.

    As part of its overall retention efforts, the Company has provided certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co-investments, EBT Holding Company, LLC ('EBT'), 280 KPE Holdings, LLC ('280 KPE'), K12 Inc. and 280 BT Holdings LLC. In connection with these four investments, the Company received notes due the Company in the original face amount of $4,046,000, in the aggregate (of which $2,094,776 was outstanding as of April 1, 2003), of which one-half of the principal amount of these notes (or $1,047,388 as of April 1, 2003), is non-recourse. The notes bear interest at the prime rate adjusted annually. During 2002, the largest outstanding principal amount owed to the Company by Messrs. Peltz, Peter May and Schorr pursuant to the notes was $1,033,593, $961,240 and $61,706, respectively, in connection with these investments (of which $888,888, $888,888 and $40,000, respectively, was outstanding as of April 1, 2003). In March 2002, the loans related to the investment in 280 KPE became due. In accordance with the terms of such notes, each of the executives repaid, in full, the recourse portion of such executive's note (plus interest thereon) and the non-recourse portion of such notes (approximately $72,352 for Mr. Peltz, $36,176 for Mr. May and $10,853 for Mr. Schorr) were forgiven. In addition, in March 2003, the loans related to the investment in EBT became due. In accordance with the terms of such notes, each of the executives repaid, in full, the recourse portion of such executive's note (plus interest thereon) and the non-recourse portion of such notes (approximately $90,489 for Mr. Peltz, $45,245 for Mr. May and $10,054 for Mr. Schorr) were forgiven. In connection with the foregoing, each of the executives transferred to Triarc all of their right, title and interest in and to of such executive's membership interest in 280 KPE (67.11% of such interest, in the case of Messrs. Peltz and May) and 100% of such executive's membership interest in EBT. Under the Sarbanes-Oxley Act of 2002, the Company may not make any new loans to its executive officers and the Company's co-investment policy no longer permits loans.

    Through April 5, 2002 the Company leased a helicopter from a subsidiary of Triangle Aircraft Services Corporation ('TASCO'), a company owned by the Chairman and Chief Executive Officer and President and Chief Operating Officer of the Company. Annual rent for the helicopter was $382,000 from October 1, 2000 through September 30, 2001, and increased to $392,000 as of October 1, 2001 as a result of an annual cost of living adjustment. Pursuant to the lease, the Company paid the operating expenses, including repairs and maintenance, of the helicopter directly to third parties. On April 5, 2002, the helicopter lease was terminated and Triarc paid $150,000 to the subsidiary of TASCO in lieu of paying rent for the remaining six months of the initial term of the lease and in consideration for the release of the Company from all of its obligations under the lease, including the obligation to make required repairs to the helicopter upon the termination of the lease. The termination of the lease and the related payment by Triarc were approved by the Audit Committee of the Board of Directors.

    In connection with the court-approved settlement of the Malekan litigation, described in 'Item 3. Legal Proceedings' in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Messrs. Peltz and May delivered a Promissory Note in the aggregate principal amount of $5,000,000, dated as of April 1, 2000. The third and final installment of the note was repaid in full by Messrs. Peltz and May on March 31, 2003.

    Mr. Peter May and the Company's wholly-owned subsidiary, Sybra, Inc., have an interest in a franchisee that owns an Arby's restaurant. That franchisee is a party to a standard Arby's franchise license agreement and pays to Arby's fees and royalty payments that unaffiliated third-party franchisees pay. Mr. May acquired his interest in the franchisee prior to the acquisition by the Company of Sybra in December 2002. Under an arrangement that pre-dated the Sybra acquisition, Mr. May contributed all of the capital in the franchisee and Sybra manages the restaurant for the franchisee. Under the pre-existing arrangement, Sybra agreed to waive its management fee until Mr. May's capital is returned.

    Andrew Peltz, a son of the Company's Chairman and Chief Executive Officer, was employed by the Company from January 18, 1999 to March 31, 2003, most recently as the Company's Vice President - Investment Services. Mr. Peltz was paid an aggregate salary and bonus of $450,000 for his services during fiscal 2002 and awarded options to acquire 25,000 shares of the Company's Class A Common Stock. Such aggregate cash compensation was approved by the Compensation Committee and the stock option award was approved by the Performance Committee. In addition, at the request of Messrs. Nelson Peltz and Peter May, the Company has engaged Mr. Peltz as investment manager for the deferred bonus accounts established for Nelson Peltz and Peter May under the Deferral Plan (described above). Under this arrangement, which may be terminated by the Company at any time, the Company will pay Mr. Peltz a fee (approximately 1% per annum) based on the value, at the end of each month, of the trusts established with respect to the liabilities to Mr. Nelson Peltz and Mr. May pursuant to the Deferral Plan. Messrs. Peltz and May will ultimately bear the cost of such fees through a concurrent reduction of their deferred bonus accounts.

    During fiscal 2002, the Company made a charitable contribution of $90,000 to the Simon Weisenthal Center and a charitable contribution of $63,000 to the CaPCure Association for the Cure of Cancer of the Prostate. Mr. May is a trustee, and Mr. Peltz is a former co-chairman, of the Weisenthal Center. Mr. Peltz is a director of CaPCure.

                                  PROPOSAL 2.
                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP ('Deloitte') to be the Company's independent certified public accountants for fiscal 2003. Deloitte has acted as the Company's independent certified public accountants since July 9, 1994.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

AUDITOR FEES

    The Company has elected to early adopt the Securities and Exchange Commission's new proxy disclosure requirements relating to fees paid to the Company's independent certified public accountants. Under the new requirements there are four categories of fees: Audit, Audit Related, Tax and All Other. Under the previous disclosure requirements, there were three categories of fees:
Audit, Financial Information Systems Design and Implementation and All Other. In addition, the new disclosure requirements also provide that comparative information for the prior fiscal year be reported. Accordingly, the fee information presented in the 2002 proxy for 2001 has been restated here for comparative purposes.

    The following is a description of the fees billed to the Company by Deloitte during the fiscal years ended December 29, 2002 and December 30, 2001:

    Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte's review and audit of the Company's annual financial statements, Deloitte's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements totaled approximately $704,000 for fiscal 2002 and $550,000 for fiscal 2001.

    Audit-Related Fees: The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the 'Audit Fees' above were $1,276,000 for fiscal 2002 (principally for post-closing matters relating to the sale of the Snapple Beverage Group, due diligence with respect to a proposed acquisition and subsidiary stand-alone reports) and $1,110,000 for fiscal 2001 (principally for post-closing matters relating to the sale of the Snapple Beverage Group).

    Tax Fees: The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning were $109,000 for fiscal 2002 (principally related to the acquisition of Sybra, Inc.) and $360,000 for 2001 (principally related to the Snapple Beverage Group sale).

    All Other Fees: Fees billed to the Company by Deloitte for all other products and services provided to the Company and not reported under the three prior headings were $0 for fiscal 2002, and approximately $18,000 for fiscal 2001 (principally related to miscellaneous work done for Arby's Canadian subsidiary).

    As noted in the Audit Committee Report (see page 28), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company's consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte's independence.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2004, with the related proxy statement being first mailed to stockholders on or about April 23, 2004. To be considered for the 2004 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than December 29, 2003, and must otherwise comply with Rule 14a-8 under the Exchange Act.

    Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc's Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating Committee has adopted certain rules with respect to nominations for Board membership. See 'Proposal 1. Election of Directors -- Board Meetings and Certain Committees of the Board -- Nominating Committee' above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

ANNUAL REPORT ON FORM 10-K

    The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017,
Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company's website at http://www.triarc.com.

                                          By Order of the Board of Directors


                                          STUART I. ROSEN
                                          STUART I. ROSEN
                                          Secretary

New York, New York
April 25, 2003

                                  Appendix 1

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                             TRIARC COMPANIES, INC.

                             Tuesday, June 3, 2003

                                ADMISSION TICKET







                             TRIARC COMPANIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 3, 2003

     The 2003 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 3, 2003, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd floor, New York, New York, for the purposes listed on the reverse side:

                (Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                             TRIARC COMPANIES, INC.

                             Tuesday, June 3, 2003

           Please date, sign and mail your proxy card in the envelope provided as soon as possible.


                                ADMISSION TICKET

                Please detach and mail in the envelope provided.


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION EACH OF THE EIGHT (8) NOMINEES NAMED BELOW AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY
 IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN
                                    HERE [X]
--------------------------------------------------------------------------------

1. To elect eight (8) directors to hold office as specified in the accompanying Proxy Statement.

                                NOMINEES

[ ] FOR ALL NOMINEES            o Nelson Peltz
                                o Peter W. May
                                o Hugh L. Carey
[ ] WITHHOLD AUTHORITY          o Clive Chajet
    FOR ALL NOMINEES            o Joseph A. Levato
                                o David E. Schwab II
[ ] FOR ALL EXCEPT              o Raymond S. Troubh
   (See instructions below)     o Gerald Tsai, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

                                                           FOR  AGAINST  ABSTAIN

2.   To ratify the appointment of Deloitte & Touche LLP    [ ]    [ ]      [ ]
     as the Company's independent certified public accountants.

3. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on April 14, 2003.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.


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To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      [ ]
changes to the registered name(s) on the account may not be submitted via this method.

Please check here if you plan to attend the meeting. [ ]

Signature of Stockholder ________________________________ Date:________________

Signature of Stockholder ________________________________ Date:________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.